LOAN AGREEMENT

THIS AGREEMENT dated as of the 16 day of May, 2006.

BETWEEN:

ICP SOLAR TECHNOLOGIES INC., of
7075 Place Robert-Joncas, Unit 131, Montreal, Quebec
Canada H4M 2Z2

(hereinafter called the “Borrower”)

OF THE FIRST PART

AND:

FC FINANCIAL SERVICES INC., of
110 Jardin Drive Suite 13-14, Concord, Ontario
Canada L4K 2T7

(hereinafter called the “Lender”)

OF THE SECOND PART

WHEREAS:

A.                        The Borrower has requested that the Lender lend $1,000,000 US to the Borrower;

B.                        The Lender has agreed to lend such sum to the Borrower subject to the terms and upon the conditions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the sum of $1.00 paid by each party to the other (the receipt of which is hereby acknowledged) the parties hereto mutually covenant and agree as follows:

1.                        INTERPRETATION

1.1                     Definitions. Where used herein or in any amendment hereto each of the following words and phrases shall have the meanings set forth as follows:

(a)	“Agreement” means this Loan Agreement including the Schedules hereto together with any amendments hereof;

(b)	“Event of Default” means any event set forth in paragraph 5.1;

(c)	“Loan” means the loan of $1,000,000 (US) to be made by the Lender to the Borrower in accordance with this Agreement;

(d)

“Maturity Date” means the earlier of November 8, 2006 or 90 days following the date of closing of the acquisition of ICP Solar Technologies Inc. by FC Financial Services Inc. pursuant to the Term sheet dated May 8, 2006; and

(e)	“Principal Sum” means the sum of $1,000,000 (US).

1.2                     Number and Gender. Wherever the singular or the masculine are used herein the same shall be deemed to include the plural or the feminine or the body politic or corporate where the context or the parties so require.

1.3                     Headings. The headings to the articles, paragraphs, subparagraphs or clauses of this Agreement are inserted for convenience only and shall not affect the construction hereof.

1.4                     References. Unless otherwise stated a reference herein to a numbered or lettered article, paragraph, subparagraph or clause refers to the article, paragraph, subparagraph or clause bearing that number or letter in this Agreement. A reference to this Agreement or herein means this Loan Agreement, including the Schedules hereto, together with any amendments thereof.

1.5                     Currency. All dollar amounts expressed herein refer to lawful currency of the United States of America.

2.                       TERMS OF LOAN

2.1                     Loan and Repayment. The Lender hereby agrees to lend to the Borrower the Principal Sum and the Borrower acknowledges receipt of the Principal Sum. The Loan shall be repaid by the Borrower on the Maturity Date.

2.2                     Interest. The Borrower shall pay interest at a rate of 10% per annum, payable on the Maturity Date. After the occurrence of and during the continuance of an event of default, the Borrower shall pay interest from the date of default at the rate of 2% per month compounded monthly.

2.3                     Promissory Note(s). The Loan payable on the Maturity Date shall be evidenced by a promissory note executed by the Borrower in favour of the Lender in the form attached hereto as Schedule “A” (the “Promissory Note”).

3.                       SECURITY

3.1                     Security. To secure the repayment of the Loan and the payment of all other monies due hereunder, Sass Peress, Peress Family Trust, Arlene Ades and Joel Cohen (the “ICP Shareholders”) shall guarantee repayment pursuant to a guarantee in the form attached hereto as Schedule B (the “Guarantee”) and to secure such Guarantee will grant to the Lender a pledge of certain shares of the Borrower in the form attached hereto as Schedule “C” (the “Share Pledge Agreement”). The Lender’s recourse pursuant to the Guarantee shall be limited to realization of the shares pledged pursuant to the Share Pledge Agreement and the ICP Shareholders shall not be personally responsible for any deficiency under the Guarantee or Share Pledge Agreement.

4.                       REPRESENTATIONS AND WARRANTIES

4.1                     Representations. The Borrower represents and warrants to the Lender, and acknowledges that the Lender is relying upon such representations and warranties in entering into this Agreement, as follows:

(a)	this Agreement has been duly authorized by all required corporate action on the part of the Borrower;

(b)

the Borrower has the capacity to enter into this Agreement, and the execution of this Agreement and the completion of the transactions contemplated hereby shall not be in violation of the certificate and articles of incorporation and by-laws of the Borrower or any agreement to which the Borrower is a party;

(c)	there are 3,064,291 shares of common stock of the Borrower issued and outstanding as of the date hereof, and there are no other shares now outstanding; and

(d)	there are no options, warrants or other securities, rights or obligations convertible into or exchangeable for, or giving any person any right to acquire, any shares of the Borrower outstanding.

5.                       EVENTS OF DEFAULT AND REMEDIES

5.1                     Events of Default. Any one or more of the following events, whether or not any such event shall be voluntary or involuntary or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall constitute an Event of Default:

(a)	if the Borrower defaults in the payment of any monies due under the Promissory Note as and when the same is due;

(b)	if the Borrower defaults in the observance or performance of any other provision hereof;

(c)	if an order is made or a resolution is passed or a petition is filed for the liquidation or winding-up of the Borrower; or

(d)	if the Borrower commits an act of bankruptcy or makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency.

5.2                     Remedies Upon Default. Upon the occurrence of any Event of Default and at any time thereafter, provided that the Borrower has not by then remedied such Event of Default, the Lender may, in its discretion, by notice to the Borrower, declare this Agreement to be in default. At any time thereafter, while the Borrower shall not have remedied such Event of Default, the Lender, in its discretion, may:

(a)	declare the Loan and other monies owing by the Borrower to the Lender hereunder to be immediately due and payable;

(b)	demand payment from the Borrower and the ICP Shareholders and exercise any or all of its remedies under this Agreement the Guarantee and the Share Pledge Agreement.

5.3                     Other Security. The rights and powers conferred by subparagraph 5.2 are in addition to and not in substitution for the Guarantee, the Share Pledge Agreement or any other security, which the Lender now or from time to time may hold or take from the Borrower in relation to this Agreement.

5.4                     Remedies Non-Exclusive. No remedy conferred on the Lender hereby or in the Share Pledge Agreement is intended to be exclusive. Each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under the Guarantee and/or the Share Pledge Agreement or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or commencement of exercise by the Lender of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Lender of any or all other such remedies.

6.                       MISCELLANEOUS

6.1                     Notices. Any notice required or permitted to be given under this Agreement shall be in writing and may be given by delivering same or mailing same by registered mail or sending same by telecopier or other similar form of communication to the following addresses:

The Borrower:	7075 Place Robert-Joncas, Unit 131
Montreal, Quebec
Canada H4M 2Z2

Telecopier No.: 514.270.3677

The Lender:	110 Jardin Drive Suite 13-14
Concord, Ontario
Canada L4K 2T7

Telecopier No.: 905.761.1095

Any notice so given shall:

(a)	if delivered, be deemed to have been given at the time of delivery;

(b)

if mailed by registered mail, be deemed to have been given on the fifth business day after and excluding the day on which it was so mailed, but should there be, at the time of mailing or between the time of mailing and the deemed receipt of the notice, a mail strike, slowdown or other labour dispute which might affect the delivery of such notice by the mails, then such notice shall be only effective if actually delivered; and

(c)	if sent by telecopier or other similar form of communication, be deemed to have been given or made on the first business day following the day on which it was sent.

Any party may give written notice of a change of address in the aforesaid manner, in which event such notice shall thereafter be given to such party as above provided at such changed address.

6.2                     Amendments. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

6.3                     Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, pertaining to the subject matter hereof.

6.4                     Action on Business Day. If the date upon which any act or payment hereunder is required to be done or made falls on a day which is not a business day, then such act or payment shall be performed or made on the first business day next following.

6.5                     No Merger of Judgment. The taking of a judgment on any covenant contained herein or on any covenant set forth in any other security for payment of any indebtedness hereunder or performance of the obligations hereby secured shall not operate as a merger of any such covenant or affect the Lender’s right to interest at the rate and times provided in this Agreement on any money owing to the Lender under any covenant herein or therein set forth and such judgment shall provide that interest thereon shall be calculated at the same rate and in the same manner as herein provided until such judgment is fully paid and satisfied.

6.6                     Severability. If any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality or enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

6.7                     Successors and Assigns. This Agreement shall enure to the benefit of and be binding upon all parties hereto and their respective successors and assigns, as the case may be.

6.8                     Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the Province of Ontario.

6.9                     Time. Time is of the essence of this Agreement.

6.10                   Consent to Jurisdiction

(a)

The Borrower hereby irrevocably submits to the jurisdiction of any Ontario court sitting in Toronto, Ontario, in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such Ontario court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defence of an inconvenient forum to the maintenance of such action or proceeding. The Borrower agrees that a final judgement in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)

Nothing in this Section shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions.

6.11                   Independent Legal Advice. This Agreement has been prepared by Northwest Law Group acting solely on behalf of the Lender and the Borrower acknowledges that it has been advised to obtain independent legal advice.

6.12                   Counterpart Execution. This Agreement may be executed in counterparts which together shall form one and the same instrument.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

ICP SOLAR TECHNOLOGIES INC.
by its authorized signatory:

/s/ Sass M. Peress
Sass M. Peress
Chief Executive Officer

FC FINANCIAL SERVICES INC.
by its authorized signatory:

/s/ Terry Chebountchak
Terry Chebountchak
President

SCHEDULE “A”

PROMISSORY NOTE

SCHEDULE “B”

GUARANTEE

SCHEDULE “C”

SHARE PLEDGE AGREEMENT